UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

IMAGE SENSING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (651) 603-7700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

Business Loan Agreements

(a)   On December 4, 2007, Image Sensing Systems, Inc. (the “Company”) entered into a Business Loan Agreement (the “Line of Credit Agreement”) with Wells Fargo Bank, National Association (the “Bank”), and issued an accompanying Promissory Note to the Bank providing for a $3,000,000 line of credit. Advances under the line of credit bear interest at an annual rate equal to the prime rate set from time to time by the Bank (the “Prime Rate”), which currently is 7.5%. In connection with the Line of Credit Agreement, the Company entered into a Commercial Security Agreement with the Bank (the “Security Agreement”) granting to the Bank a security interest in all of the Company’s inventory, accounts, equipment and general intangibles to collateralize borrowings under the Line of Credit Agreement. The Line of Credit Agreement limits the Company’s borrowings to 80% of eligible accounts receivable and 10% of eligible inventory. Amounts owed by the Company under the Line of Credit Agreement and accompanying Promissory Note mature on May 31, 2008. The Line of Credit Agreement replaced the Company’s $1,000,000 credit facility with the Bank. No amounts are outstanding under the Line of Credit Agreement.

Also on December 4, 2007, the Company entered into a Business Loan Agreement (the “Term Loan Agreement”) with the Bank and issued an accompanying Promissory Note to the Bank providing for an $8,000,000 term loan. Advances under the term loan bear interest at the Prime Rate less 0.50%, resulting in an initial annual interest rate of 7.0%. In connection with the Term Loan Agreement, the Company entered into a Commercial Pledge Agreement with the Bank (the “Pledge Agreement”) under which the Company granted to the Bank a security interest in securities, interests and other investments held in the Company’s investment accounts and in all of the Company’s property. The Term Loan Agreement limits the Company’s borrowings to 85% of eligible investments. Amounts owed by the Company under the Term Loan Agreement and accompanying Promissory Note mature on September 30, 2008. On December 5, 2007, the Company borrowed $5,000,000 under the Term Loan Agreement and accompanying Promissory Note to partially finance the acquisition of assets of EIS Electronic Integrated Systems Inc. and Dan Manor under the Asset Purchase Agreement described below.

The Line of Credit Agreement and the Term Loan Agreement (collectively, the “Loan Agreements”) and the accompanying Promissory Notes contain financial and other covenants and other customary terms and conditions for indebtedness of this type. The maturity dates may be accelerated upon the occurrence of various events of default set forth in the Loan Agreements and accompanying Promissory Notes, including breaches of the Loan Agreements, certain cross-default situations, certain bankruptcy-related situations and other customary events of default for indebtedness of this type.

Asset Purchase Agreement

On December 6, 2007, the Company entered into and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with EIS Electronic Integrated Systems Inc. (“EIS”), Dan Manor (“Manor”), Faye Manor, Donald D. Drewell, Mendel M. Greenberg, the Faye and Dan Manor Family Trust, the MMG Trust and the Drewell Family Trust. EIS is based in Toronto, Ontario, Canada. Under the Purchase Agreement, the Company purchased certain assets from EIS and Manor, including EIS’ RTMS radar traffic sensor product line. Under the Purchase Agreement, the Company made a $13,400,000 initial payment, consisting of $10,160,000 in cash paid directly to EIS, $140,000 in cash paid directly to Manor, and 111,874 shares of common stock of the Company with a value of approximately $1,900,000 that were issued directly to EIS. The Company placed an additional $600,000 in cash and 35,328 shares of its common stock with a value of approximately $600,000 in escrow (the “Escrowed Consideration”). In addition, the Purchase Agreement provides for earn-out payments over an approximate three-year period (the “Earn-Out Payments”). If earnings from the purchased assets are at targeted levels, EIS would receive $6,000,000 cash in Earn-Out Payments for the earn-out period beginning on December 7, 2007 and ending on December 31, 2010 (the “Earn-Out Period”), with the first earn-out year beginning on December 7, 2007 and ending on December 31, 2008 and the second and third earn-out years consisting of calendar years 2009 and 2010. Under the Purchase Agreement, the shares of common stock of the Company were valued at $16.9835 per share, which is equal to the average closing prices of the shares as quoted on The NASDAQ Capital Market for the 20 consecutive trading days ended December 3, 2007. As described above, the Company borrowed $5,000,000 under the Term Loan Agreement to fund part of the initial cash consideration. The Purchase Agreement provides that the Company may set off any claims it has against the other parties to the Purchase Agreement against the Escrowed Consideration and the Earn-Out Payments. Any Escrowed Consideration remaining in escrow on December 6, 2012 will then be released. In connection with its purchase of assets under the Purchase Agreement, the Company formed ISS Image Sensing Systems Canada Ltd. and ISS Canada Sales Corp. as new wholly-owned subsidiaries incorporated under the laws of British Columbia.

Section 2 – Financial Information

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On December 6, 2007, the Company closed on its purchase of assets under the Purchase Agreement. The assets purchased by the Company under the Purchase Agreement include substantially all of EIS’ assets related to its business of designing, manufacturing and marketing radar technology solutions for traffic management applications, including intellectual property, technology, other intangible rights and property, equipment, contracts (including the lease for EIS’ headquarters), and licenses. The information set forth in Item 1.01(a) of this Form 8-K under the heading “Asset Purchase Agreement” is incorporated into this Item 2.01 by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)   As described in “Item 1.01 – Entry into a Material Definitive Agreement” under the heading “Business Loan Agreements,” the Company entered into the Loan Agreements, and the information set forth therein is incorporated by reference into this Item 2.03(a).

In addition, as described in “Item 1.01 – Entry Into a Material Definitive Agreement” under the heading “Asset Purchase Agreement,” under the Purchase Agreement, if earnings from the purchased assets are at targeted levels, the Company is obligated to pay to EIS $6,000,000 cash in Earn-Out Payments for the Earn-Out Period. The Earn-Out Payments are tied to achieving target levels of “EBITDAMF” from the purchased assets. As used in the Purchase Agreement, “EBITDAMF” for the purchased assets generally is defined as earnings from operations before interest income, interest expense, income taxes, depreciation on fixed assets, amortization on intangible assets, management or other charges levied on the purchased assets by the Company and Company management fees. Depending on the amount of EBITDAMF for an earn-out year in the Earn-Out Period, the Earn-Out Payment for that earn-out year can range from $0 to $2,000,000 at targeted levels of EBITDAMF for that earn-out year. If EBITDAMF is greater than targeted levels, the Earn-Out Payments would increase proportionately. Any Earn-Out Payments with respect to an earn-out year in the Earn-Out Period are due within 90 days after the end of the earn-out year for which the Earn-Out Payment is due. The Purchase Agreement provides that if, during the Earn-Out Period, all or substantially all of the assets of the Company are sold or the Company agrees to a takeover bid or other transaction so that at least a majority of the outstanding shares of the Company’s common stock is acquired by one person or group who did not previously own such shares, the Company must pay to EIS and Manor $6,000,000, less any amount previously paid to EIS as Earn-Out Payments, including by way of set-off, as an acceleration of possible Earn-Out Payments. The Company has granted to EIS a security interest in the intellectual property purchased under the Purchase Agreement and in the shares of the Company’s two newly-formed British Columbia subsidiaries to secure the Company’s obligations to pay the Earn-Out Payments under the Purchase Agreement.

Section 3 – Securities and Trading Markets

Item 3.02.   Unregistered Sales of Equity Securities.

Under the Purchase Agreement, the Company issued 111,874 shares of its common stock directly to EIS and an additional 35,328 shares in the name of EIS that are being held in escrow as part of the Escrowed Consideration. The total of 147,202 shares of the Company issued under the Purchase Agreement constitute approximately 3.7% of its outstanding shares of common stock. The shares were issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act. The issuance did not involve any public offering; no general solicitation or general advertising was used in connection with such issuance; EIS represented that it was acquiring the shares for its own account and without a view toward distribution of the shares and that it was an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; and the stock certificates evidencing the shares were issued with restrictive securities legends. In the Purchase Agreement, the Company agreed to register the resale of the 147,202 shares under the Securities Act, subject to the agreement of the holders of approximately 75% of the shares not to sell such shares until after December 6, 2008.

Section 8 – Other Events

Item 8.01.   Other Events.

In 2005, a third party (the “Third Party”) sued EIS for patent infringement in the United States District Court (the “District Court”), alleging infringement of the patent held by the Third Party on automatic lane calibration (the “Litigation”). In its countersuit, EIS rejected the allegation but moved to declare the Third Party’s referenced patent for automatic lane calibration as invalid on several grounds, including obviousness. The EIS technology alleged by the Third Party to infringe on its referenced patent is part of the assets purchased by the Company under the Purchase Agreement. The Company’s management believes that this technology will be rendered obsolete by the new version of the product that management expects to release in the first quarter of 2008.

In October 2007, the District Court entered a final judgment dismissing the Third Party’s claim of patent infringement and awarded costs to EIS. The Third Party filed notice of its appeal of the District Court’s order in November 2007.

Under the Purchase Agreement, EIS agreed to defend the Litigation at its expense. In addition, the Purchase Agreement provides that the Company is not responsible for any of the liabilities of EIS or Manor, including liabilities associated with the Litigation, arising before December 6, 2007. Under the Purchase Agreement, EIS and its affiliates have agreed to indemnify the Company and its affiliates for any losses incurred by it in connection with the Litigation or the disputed technology. However, in view of the contingencies and uncertainties associated with all litigation, it is difficult, if not impossible, to predict the exposure, if any, to the Company as a result of this lawsuit.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.   The financial statements required by Item 9.01(a) of Form 8-K will be filed with an amendment to this Current Report on Form 8-K no later than 71 days after the date this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission (“SEC”).

(b)   Pro Forma Financial Information.   The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed with an amendment to this Current Report on Form 8-K no later than 71 days after the date this Current Report on Form 8-K is required to be filed with the SEC.

(c)   Exhibits.   The following document is hereby filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.

99.1            Press Release dated December 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: December 6, 2007.
By	/s/ Gregory R. L. Smith
Gregory R. L. Smith Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 6, 2007.